EXHIBIT 99.1

1 Helen of Troy Plaza

El Paso, TX 79912

915-225-8000

immediate release

HELEN OF TROY LIMITED REPORTS INCREASED

SECOND QUARTER NET EARNINGS AND RECORD

SALES FOR THE QUARTER AND YEAR-TO-DATE

EL PASO, Texas, Oct. 7 — Helen of Troy Limited (NASDAQ, NM:  HELE), designer, developer and worldwide marketer of brand-name personal care and household consumer products, today reported increased net earnings and record sales for the second quarter and six months ended August 31, 2009.

Second quarter sales increased 5.6 percent to $162,193,000 versus sales of $153,543,000 in the same period of the prior year. Second quarter net earnings increased 50.1 percent to $15,911,000 or $0.51 per fully diluted share, compared with $10,598,000 or $0.34 per fully diluted share for the same period a year earlier.

Sales for the six months ended August 31, 2009 increased 2.5 percent to $306,066,000 versus $298,546,000 for the previous year. Net earnings for the first half of this fiscal year increased 88.3 percent to $30,420,000 or $0.99 per fully diluted share, versus $16,156,000 or $0.52 per fully diluted share in the same period of last year.

Net sales for the Housewares Segment increased 7.3 percent to $50,566,000 in the second quarter compared with $47,134,000 for the same period last year.  Net sales for the Personal Care Segment increased 4.9 percent to $111,627,000 in the second quarter compared with $106,409,000 for the same period last year.

Net sales for the Housewares Segment increased 8.9 percent to $93,254,000 for the six month period ending August 31, 2009 compared with $85,606,000 for the same period last year.  Net sales for the Personal Care Segment were $212,812,000 for the six month period ending August 31, 2009 compared to $212,940,000 for the same period last year.

Gerald J. Rubin, Chairman, Chief Executive Officer and President, commenting on the Company’s second quarter results, stated “We are extremely pleased with our results for the second quarter. Although the worldwide retail environment continues to be challenging, our leadership position in our market segments allowed us to continue to perform well during the quarter. During the six months ended August 31, 2009 our Housewares division continued to expand our OXO brand with the completion of two strategic licensing agreements with Staples Inc., the world’s largest office products company, and UCB, a global biopharmaceutical leader. These two partnerships extend OXO’s reach into new and exciting categories.

“Selling, general, and administrative expense (“SG&A”) as a percentage of net sales for the second quarter ended August 31, 2009 decreased 3.1 percentage points to 29.7 percent compared to 32.8 percent for the same period last year. SG&A expense as a percentage of net sales for the six months ended August 31, 2009 decreased 3.5 percentage points to 28.6 percent compared to 32.1 percent for the same period last year.

“As of August 31, 2009, Helen of Troy’s balance sheet remains strong, with cash, cash equivalents, trading securities and long term investments of $33,106,000 and shareholders’ equity of $540,165,000. During the second quarter, we repaid $75,000,000 of our 5 year Senior Notes that matured in June 2009. Our inventory level at August 31, 2009 was $153,996,000 versus $166,393,000 at August 31, 2008, a decline of $12,397,000 or 7.5 percent. The book value of our common stock as of August 31, 2009 was $17.47 per fully diluted share.

“We believe our Company’s core strengths remain strong, and we continue to work on the five Company initiatives detailed in our 2009 annual report. We continue to execute our business plan by introducing new product offerings, striving for increased market share through channel expansion and providing product innovation. We also continue to pursue further process efficiencies and related selling, general and administrative expense reductions. We believe we are well positioned as we move into the holiday selling season,” Rubin concluded.

The Company will conduct a teleconference in conjunction with today’s release.  The teleconference begins at 11 a.m. ET today, Wednesday, October 7, 2009.  Members of the news media, investors and the general public are invited to access a live broadcast of the conference call via the Investor Relations page of the Company’s website at www.hotus.com. The event will be archived and available for replay through November 30, 2009.

Helen of Troy Limited is a leading designer, producer and global marketer of brand-name personal care and household consumer products. The Company’s personal care products include hair dryers, curling irons, hair setters, shavers, brushes, combs, hair accessories, home hair clippers, mirrors, foot baths, body massagers, paraffin baths, liquid hair styling products, body powder and skin care products. The Company’s household products include kitchen tools, cutlery, bar and wine accessories, household cleaning tools, tea kettles, trash cans, storage and organization products, gardening tools, kitchen mitts and trivets, barbeque tools, and rechargeable lighting products. The Company’s products are sold  to consumers by mass merchandisers, drug store chains, warehouse clubs and grocery stores under licensed trademarks including Vidal Sassoon®, licensed from The Procter & Gamble Company, Revlon®, licensed from Revlon Consumer Products Corporation, Dr. Scholl’s®, licensed from Schering-Plough HealthCare Products, Inc.,

Sunbeam®, and Health o meter® licensed from Sunbeam Products, Inc., Sea Breeze®, licensed from Shiseido Company Ltd., Vitapointe®, licensed from Sara Lee Household and Body Care UK Limited, Toni & Guy® outside of the Americas, licensed from Mascolo Limited, Bed Head® and  TIGI® in the Americas licensed from MBL/TIGI Products, LP, and Toni&Guy® in the Americas licensed from MBL/TONI&GUY Products, LP. Helen of Troy’s owned brands include OXO®, Good Grips®, Candela®, Brut®, Infusium 23®, Vitalis®, Final Net®, Ammens®, Condition® 3-in-1, SkinMilk®, Dazey®, Caruso®, Karina®, DCNL®, Nandi®,  Isobel® and Ogilvie®. The Company markets hair and beauty care products under the Helen of Troy®, Hot Tools®, Hot Spa®, Salon Edition®, Gallery Series®, Wigo®, Fusion Tools®,  Belson®, Belson Pro®, Gold ‘N Hot®, Curlmaster®, Profiles®, Comare®, Mega Hot®, and Shear Technology® owned brands to the professional beauty salon industry.

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“U.S. GAAP”).  To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP financial measures, such as non-GAAP earnings, EBITDA, and EBITDA before share-based compensation and significant items, which are presented in this press release. The following tables present a reconciliation of these financial measures to their corresponding U.S.GAAP based measures presented in the Company’s consolidated condensed statements of operations.

This press release may contain forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company’s actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements.  The forward-looking statements are qualified in their entirety by a number of risks that could cause actual results to differ materially from historical or anticipated results. Generally, the words “anticipates”, “estimates”, “believes”, “expects”, plans”, “may”, “will”, “should”, “seeks”, “project”, “predict”, “potential”, “continue”, “intends” and other similar words identify forward-looking statements.  The Company cautions readers not to place undue reliance on forward-looking statements.  The Company intends its forward-looking statements to speak only as of the time of such statements, and does not undertake to update or revise them as more information becomes available. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2009 and in our other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks.  Such risks include, among others, the departure and recruitment of key personnel, the Company’s ability to deliver products to our customers in a timely manner, requirements to accurately project product demand and orders of customers, the Company’s relationship with key customers and licensors, the costs of complying with the business demands and requirements of large sophisticated customers, the Company’s dependence on foreign sources of supply and foreign manufacturing, impact of changing costs of raw materials, energy and operations, the inability to liquidate auction rate securities, circumstances which may contribute to future impairment of goodwill, intangible or other long-lived assets, the Company’s ability to develop and introduce innovative new products to meet changing consumer preferences, disruptions in U.S. and international credit markets, exchange rate risks, expectations regarding acquisitions and the integration of acquired businesses, the Company’s use of debt and the constraints it may impose, the risks associated with tax audits, and disputes with taxing authorities, potential changes in laws, including tax laws, the Company’s ability to continue to avoid classification as a controlled foreign corporation, the Company’s dependence on the strength of retail economies, the impact of a prolonged recession, and the highly subjective nature of projections of sales and earnings and the fact that future sales and earnings could vary in a material amount from the Company’s projections.

HELEN OF TROY LIMITED AND SUBSIDIARIES

Consolidated Condensed Statements of Operations

(unaudited)

(in thousands, except per share data)

	For the Three Months Ended August 31,				For the Six Months Ended August 31,
	2009		2008		2009		2008
Net sales	$162,193	100.0%	$153,543	100.0%	$306,066	100.0%	$298,546	100.0%
Cost of sales	93,299	57.5%	88,399	57.6%	178,663	58.4%	170,381	57.1%
Gross profit	68,894	42.5%	65,144	42.4%	127,403	41.6%	128,165	42.9%

Selling, general and administrative expense	48,250	29.7%	50,290	32.8%	87,572	28.6%	95,885	32.1%
Operating income before impairment charges	20,644	12.7%	14,854	9.7%	39,831	13.0%	32,280	10.8%

Impairment charges	900	0.6%	—	0.0%	900	0.3%	7,760	2.6%
Operating income	19,744	12.2%	14,854	9.7%	38,931	12.7%	24,520	8.2%

Other income (expense):
Interest expense	(2,587)	-1.6%	(3,484)	-2.3%	(6,047)	-2.0%	(6,937)	-2.3%
Other income, net	361	0.2%	754	0.5%	803	0.3%	1,669	0.6%
Total other income (expense)	(2,226)	-1.4%	(2,730)	-1.8%	(5,244)	-1.7%	(5,268)	-1.8%
Earnings before income taxes	17,518	10.8%	12,124	7.9%	33,687	11.0%	19,252	6.4%

Income tax expense	1,607	0.9%	1,526	1.0%	3,267	1.0%	3,096	1.0%
Net earnings	$15,911	9.8%	$10,598	6.9%	$30,420	9.9%	$16,156	5.4%

Diluted earnings per share	$0.51		$0.34		$0.99		$0.52

Weighted average common shares used in computing diluted earnings per share	30,920		31,241		30,749		31,129

HELEN OF TROY LIMITED AND SUBSIDIARIES

Selected Consolidated Balance Sheet Information

(unaudited)

(in thousands)

	8/31/2009	8/31/2008

Cash, cash equivalents and trading securities	$12,673	$58,278

Accounts receivable, principally trade	116,315	116,059

Inventories	153,996	166,393

Total current assets	303,890	363,655

Long-term investments	20,433	45,025

Total assets	780,204	911,912

Total current liabilities	103,978	181,244

Total long-term liabilities	136,061	144,826

Shareholders' equity	540,165	585,842

SELECTED OTHER DATA (in thousands)

Reconciliation of Non-GAAP Financial Measure - EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) to Net Earnings

	Three Months Ended August 31,		Six Months Ended August 31,
	2009	2008	2009	2008

Net earnings	$15,911	$10,598	$30,420	$16,156

Interest income / Expense, net	2,479	2,708	5,726	5,243

Income tax expense	1,607	1,526	3,267	3,096

Depreciation and amortization	4,055	3,625	7,933	7,070

EBITDA (Earnings before interest, taxes, depreciation and amortization)	$24,052	$18,457	$47,346	$31,565

EBITDA before impairment charges, share-based compensation, charge to allowance for doubtful accounts and gain on casualty insurance settlements

EBITDA, as calculated above	$24,052	$18,457	$47,346	$31,565

Add: Impairment charges	900	—	900	7,760
Share-based compensation	714	391	831	660
Charge to allowance for doubtful accounts	—	—	—	3,876
Less: Gain on casualty insurance settlements	—	—	—	(2,702)

EBITDA before impairment charges, share-based compensation, charge to allowance for doubtful accounts and gain on casualty insurance settlements	$25,666	$18,848	$49,077	$41,159

SELECTED OTHER DATA (in thousands, except per share data)

Reconciliation of Net Earnings, as reported to non-GAAP Earnings without Significant Items

	For the Three Months Ended August 31,				For the Six Months Ended August 31,
	2009		2008		2009		2008
		Diluted		Diluted		Diluted		Diluted
		EPS		EPS		EPS		EPS

Net earnings, as reported	$15,911	$0.51	$10,598	$0.34	$30,420	$0.99	$16,156	$0.52

Add: Impairment loss, net of tax	—	—	—	—	—	—	7,605	0.24

Charge to allowance for doubtful accounts, net of tax	—	—	—	—	—	—	2,516	0.08

Less: Gain on casualty insurance settlements, net of tax	—	—	—	—	—	—	(2,635)	(0.08)

Earnings, without significant items	$15,911	$0.51	$10,598	$0.34	$30,420	$0.99	$23,642	$0.76

Weighted average common shares used in computing diluted earnings per share	30,920		31,241		30,749		31,129

The above tables and the text of the press release report non-GAAP measures. Net earnings without the impact of significant items, EBITDA and EBITDA before impairment charges, share-based compensation, charge to allowance for doubtful accounts, and gain on casualty insurance settlements as discussed in the accompanying press release or in the preceding tables may be considered non-GAAP financial information as contemplated by SEC Regulation G, Rule 100. Accordingly, we are providing the preceding tables that reconcile these measures to their corresponding GAAP-based measures presented in our Consolidated Condensed Statements of Income, which are included in the accompanying press release. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations.  The Company believes that these non-GAAP measures, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective.  The Company also believes that these non-GAAP measures provided by the Company facilitate a more direct comparison of its performance with its competitors.  The Company further believes that the excluded significant items do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in the Company’s GAAP financial results in the foreseeable future.  The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities.  These non-GAAP measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.  Accordingly, undue reliance should not be placed on non-GAAP information.

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2009